Exhibit 99.1

                                                         Contact:
                                                         Susan Hickey
                                                         NetRatings, Inc.
                                                         212-703-5909
                                                         shickey@netratings.com

            NETRATINGS ANNOUNCES THIRD QUARTER 2005 FINANCIAL RESULTS

             Affirms Fourth Quarter EBITDA Profitability Target and
                        Authorizes Stock Repurchase Plan

     New York, Nov. 3, 2005 - NetRatings, Inc. (NASDAQ: NTRT), a global leader in Internet media and market research, today announced financial results for the third quarter ended Sept. 30, 2005.

     NetRatings' revenues for the third quarter of 2005 were $16.8 million, an eight percent increase over revenues of $15.6 million in the third quarter of 2004. Net loss for the third quarter of 2005 was $3.7 million, or $0.10 per share, on approximately 36.2 million shares. This compares with a net loss of $4.3 million, or $0.12 per share, in the third quarter of 2004, on approximately
34.8 million shares.

     During the quarter, the company recorded a restructuring charge of $1.7 million. The charge negatively affected net earnings by $0.05 per share and was related to severance expenses associated with a restructuring in NetRatings' European business.

     On a pro forma EBITDA basis (a non-GAAP measure that reflects net income/loss excluding interest income/expense, taxes, depreciation, amortization of intangibles and stock-based compensation, as well as the restructuring charge), the company reported a third quarter loss of $488,000, or $0.01 per share. This compares with a pro forma EBITDA loss in the third quarter of 2004 of $1.2 million, or $0.04 per share. A complete reconciliation of GAAP results to non-GAAP results may be found in the accompanying financial tables and footnote.

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     "During the third quarter we continued to build out our product offering, launching AdRelevance Search and MegaView Local Market," said William Pulver, president and CEO of NetRatings. "We also signed or renewed key clients, including MSN, Modem Media, The New York Times, E! Online, WebMD, Primedia and Napster - and ended the quarter with 1,574 clients, up from 1,485 at the end of the second quarter."

     Mr. Pulver continued, "During the quarter, we also commenced a restructuring of our European business. After careful consideration, we are moving certain development activities from Paris to our Milpitas facility and streamlining our European sales and measurement science organizations. While this action triggered one-time severance expenses, we believe it creates a more efficient and effective organization. On the revenue side, as we had previously forecasted, we experienced a slight decline compared to the second quarter 2005. This was driven by softness in our European business and the continued impact of foreign exchange rates." Mr. Pulver concluded, "We remain confident that NetRatings is positioned for a strong end to 2005, and expect to deliver healthy revenue growth and EBITDA profitability in the fourth quarter."

Stock Repurchase Program Announced

     NetRatings also announced today that its board of directors has authorized a stock repurchase program. Under the program, NetRatings may buy back up to $25 million of the company's common stock in the open market or in privately negotiated transactions. Mr. Pulver commented, "Our healthy balance sheet is a great asset and has provided a platform for acquisitions and internal product investment. As we approach EBITDA profitability in the fourth quarter, we are implementing a repurchase program designed to address the dilution created by employee stock compensation programs." NetRatings ended the quarter with $194 million in cash, compared to $196 million at the end of the second quarter.

     The exact timing and amount of purchases will depend on market conditions. No assurance can be given as to when any shares will be repurchased or as to whether and to what extent any share repurchase will be consummated.

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     The company also announced today that it has restated GAAP results for the second quarter of 2005 to correct the manner in which stock-based compensation, a non-cash expense, is recognized. The correction reduced net income for the second quarter of 2005 by $461,000, or $0.01 per share, from the level previously reported. NetRatings' 8-K filed today in conjunction with this release includes additional information on this correction, and the company encourages investors to review this filing.

Guidance

For the fourth quarter ending Dec. 31, 2005, NetRatings is projecting the following:

     -    Revenue is expected to be between $17.6 million and $18 million
     - Net loss per share on a GAAP basis is expected to be between ($0.03) and ($0.05)
     -    Pro forma EBITDA per share is expected to be between $0.00 and $0.02

For the full year 2005, NetRatings is projecting the following:

     -    Revenue is expected to be between $68 million and $68.4 million
     - Net loss per share on a GAAP basis is expected to be between ($0.24) and ($0.26)
     - Pro forma EBITDA loss per share is expected to be between ($0.04) and ($0.06)

Third Quarter 2005 Conference Call
Today at 4:30 p.m. ET, NetRatings management will host a conference call and Webcast to discuss its third quarter 2005 results and outlook. The company welcomes all members of the financial and media communities to visit the "Investor Relations" area of www.netratings.com to listen to the conference call via live Webcast.

About NetRatings
NetRatings, Inc. (Nasdaq: NTRT) delivers leading Internet media and market research solutions, marketed globally under the Nielsen//NetRatings brand. With high quality, technology-driven products and services, Nielsen//NetRatings is the global standard for Internet audience measurement and premier source for online advertising intelligence, enabling clients to make informed business decisions regarding their Internet and digital strategies. The Nielsen//NetRatings portfolio includes panel-based and site-centric Internet audience measurement services, online advertising intelligence, user lifestyle and demographic data, e-commerce and transaction metrics, and custom data, research and analysis. For more information, please visit www.nielsen-netratings.com.

Safe Harbor Statement
This press release contains statements that may constitute forward-looking statements pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions and involve a number of uncertainties and risks that could cause actual results to differ materially from those currently expressed in any such forward-looking statements. Information about potential factors that may affect NetRatings' business and financial results is included in its annual report on Form 10-K for the fiscal year ended Dec. 31, 2004 and its quarterly reports on Form 10-Q, including, without limitation, under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors That May Affect Our Performance." Each of these documents is on file with the SEC and is available free of charge. Readers of this press release are referred to such filings. The forward-looking statements herein speak only as of the date of this press release. NetRatings does not undertake to update any forward-looking statement that may be made from time to time by it or on behalf of NetRatings.

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NetRatings, Inc.
Statements of Operations
(in thousands, except per share data)


                                                          Three Months Ended                      Nine Months Ended
                                                             September 30,                           September 30,
                                                     2005                 2004                2005                 2004
                                                ---------------      ---------------     ---------------      ---------------
                                                 unaudited            unaudited           unaudited            unaudited

Revenue                                              $  16,796            $  15,623           $  50,334            $  43,362

Cost of revenue                                          5,518                5,653              17,104               17,590
                                                ---------------      ---------------     ---------------      ---------------
Gross profit                                            11,278                9,970              33,230               25,772
                                                ---------------      ---------------     ---------------      ---------------

Operating expenses:
  Research and development                               3,164                3,100               8,848                9,405
  Sales and marketing                                    6,277                5,888              19,327               17,114
  General and administrative                             3,082                2,889               9,103                8,912
  Restructuring expenses                                 1,700                    -               1,700                 (525)
  Litigation settlement recovery                             -                    -                   -               (1,800)
  Amortization of intangibles, net                         634                  874               2,167                2,961
  Amortization of stock-based compensation               1,162                2,276               2,331                6,828
                                                ---------------      ---------------     ---------------      ---------------
            Total operating expenses                    16,019               15,027              43,476               42,895
                                                ---------------      ---------------     ---------------      ---------------

Loss from operations:                                   (4,741)              (5,057)            (10,246)             (17,123)

Equity in earnings of joint ventures                         -                   43                  56                   81
Interest income, net                                     1,161                  737               3,066                2,103
Minority interest in gains of
consolidated subsidiaries                                 (152)                 (69)               (558)                (169)
                                                ---------------      ---------------     ---------------      ---------------
Net loss                                             $  (3,732)           $  (4,346)          $  (7,682)           $ (15,108)
                                                ===============      ===============     ===============      ===============

Basic and diluted net loss
per common share                                     $   (0.10)           $   (0.12)          $   (0.21)           $   (0.44)
                                                ===============      ===============     ===============      ===============

Shares used to compute basic and diluted
net loss and pro forma EBITDA net loss
per common share                                        36,180               34,808              35,987               34,421
                                                ===============      ===============     ===============      ===============

Pro Forma EBITDA (1)
Net loss                                             $  (3,732)           $  (4,346)          $  (7,682)           $ (15,108)
Less:
Interest income, net                                    (1,161)                (737)             (3,066)              (2,103)
Restructing expenses                                     1,700                    -               1,700                 (525)
Litigation settlement recovery                               -                    -                   -               (1,800)
Depreciation                                               909                  686               2,580                2,164
Amortization of intangibles                                634                  874               2,167                2,961
Amortization of stock-based compensation                 1,162                2,276               2,331                6,828
                                                ---------------      ---------------     ---------------      ---------------
Pro Forma EBITDA                                     $    (488)           $  (1,247)          $  (1,970)           $  (7,583)
                                                ---------------      ---------------     ---------------      ---------------

Pro Forma EBITDA loss per common share               $   (0.01)           $   (0.04)          $   (0.05)           $   (0.22)
                                                ===============      ===============     ===============      ===============

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(1) Pro Forma EBITDA reflects net income/loss excluding interest income/expense, taxes, depreciation, restructuring expenses, litigation settlement recovery, amortization of intangibles and stock-based compensation. Management uses this measure internally to evaluate the company's performance. NetRatings provides results, guidance and associated reconciliation of this non-GAAP measure to the investment community, as we believe it provides consistent and comparable measures to help investors understand our current and future operating cash flow performance. Interest income/expense is excluded as it is not related to our operating performance. Depreciation expenses and amortization of stock-based compensation are excluded as they are non-cash charges. NetRatings excludes restructuring expenses and litigation settlement recoveries as they are one-time items not directly related to operations. NetRatings excludes amortization of intangibles as it is a non-cash charge not directly related to operations. Pro Forma EBITDA data is provided as a complement to results provided in accordance with GAAP, and should be considered in addition to, and not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP.


Reconciliation of net income/(loss) per share to pro forma EBITDA per share for fourth quarter and full year 2005 guidance.

                                                                       Three months ending               Year ending
                                                                          Dec. 31, 2005                 Dec. 31, 2005
                                                                       -------------------              -------------
Net loss                                                             $ (0.05)     $ (0.03)        $  (0.26)      $  (0.24)
Adjustments:
     Interest income, net                                              (0.03)       (0.03)           (0.12)         (0.12)
     Depreciation                                                       0.03         0.03             0.09           0.09
     Restructuring expenses                                                -            -             0.05           0.05
     Amortization of intangibles                                        0.02         0.02             0.08           0.08
     Amortization of stock-based compensation                           0.03         0.03             0.10           0.10
                                                              ----------------------------- -------------------------------
Pro Forma EBITDA income/(loss) per share guidance range              $  0.00      $  0.02         $  (0.06)      $  (0.04)
                                                              ============================= ===============================


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NetRatings, Inc.
Balance Sheets
(in thousands)

                                                            September 30,               December 31,
                                                                2005                        2004
                                                            -------------               -------------
                                                              unaudited
ASSETS

Current assets
Cash, cash equivalents & short term investments                  $   194,188               $   197,602
Accounts receivable                                                   16,373                    13,679
Other current assets                                                   4,661                     5,146
                                                          -------------------      --------------------
     Total current assets                                            215,222                   216,427

Property and equipment                                                 7,738                     5,977
Intangibles                                                           13,872                    16,039
Goodwill                                                              76,963                    74,897
Other assets                                                           1,099                     1,117
                                                          -------------------      --------------------
     Total assets                                                $   314,894               $   314,457
                                                          ===================      ====================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable & accrued expenses                              $    19,034               $    20,612
Deferred revenue                                                      13,627                    11,435
Restructuring liabilities                                              2,035                       625
                                                          -------------------      --------------------
     Total current liabilities                                        34,696                    32,672

Restructuring liabilities, less current portion                          503                       799
                                                          -------------------      --------------------
     Total liabilities                                                35,199                    33,471

Minority interest                                                      1,106                       548

Stockholders' equity                                                 278,589                   280,438
                                                          -------------------      --------------------
     Total liabilities and stockholders' equity                  $   314,894                $  314,457
                                                          ===================      ====================


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